UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office) (Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, the Board of Directors of YRC Worldwide Inc. (the “Company” or “YRCW”) approved the termination of the employment agreements of James L. Welch, chief executive officer of the Company, and Jamie G. Pierson, chief financial officer of the Company, in order to adopt a more traditional, market based executive compensation pay structure that is comparable with the compensation packages provided by those companies in its peer group.

When Mr. Welch’s original employment agreement, described below, was executed in July 2011, the Company had just completed a major financial restructuring and was entering into the operational turnaround phase of YRCW. At that time, the executive search committee of the Company’s lenders focused on providing a compensation package that would attract key executives with applicable turnaround skills in both the transportation industry and the financial restructuring field as well as attract them from their then-current positions to YRCW at a time of great uncertainty for the Company. Subsequently in November 2011, the Compensation Committee structured Mr. Pierson’s employment agreement, described below, in a very similar fashion so that the compensation packages for the executives aligned their interests with those of the Company stakeholders during the Company’s operational turnaround phase. This included providing the executives an opportunity to earn a significant ownership stake in the Company while improving the operational performance and therefore increasing stakeholder value. Since that time, the Compensation Committee determined it was in the Company’s best interest to return the executives’ compensation structure back to a more traditional, market based structure once the operational turnaround of the Company was accomplished.

Termination of Mr. Welch’s Employment Agreement

On July 22, 2011, the Company entered into the previously-disclosed employment agreement with Mr. Welch to serve as chief executive officer of the Company. The employment agreement provided for a four-year employment term, with an initial annualized base salary of $700,000 per year. Under the employment agreement, Mr. Welch was entitled to an initial incentive award totaling 0.6% of the outstanding common stock of the Company on a fully diluted basis on the grant date, 25% of which vested on January 1, 2013 with an additional 25% vesting on each of the second, third and fourth anniversaries of the effective date of the employment agreement, provided that Mr. Welch continued to be employed by the Company on such dates. Mr. Welch was also entitled to annual performance awards of up to 0.35% of the outstanding common stock of the Company on a fully diluted basis on the grant date upon the completion of each of the first four fiscal years which were to occur during the term of his employment agreement. These annual performance awards generally vested 50% upon grant with the remaining 50% vesting on the first anniversary of the grant, provided that Mr. Welch continued to be employed by the Company on such date.

Additionally, on October 30, 2012, the Company entered into the previously-disclosed amendment to Mr. Welch’s employment agreement to correct an ambiguous provision in the original agreement. The amendment provided for an anti-dilution equity adjustment award at the end of the contract term if, at the end of such term, the total number of shares issued to Mr. Welch was less than 2% of the then total number of the Company’s outstanding shares, calculated on a fully diluted basis, as was originally intended by Mr. Welch and the Company in his employment agreement.

On December 30, 2014, Mr. Welch and the Company entered into a cancelation agreement that canceled Mr. Welch’s employment agreement. As consideration for canceling his employment agreement, (i) Mr. Welch entered into a severance agreement, as described below, (ii) Mr. Welch remained entitled to (a) continue participation in the Company’s benefit programs available to senior executives, (b) payment of medical and dental plan premiums, and (c) a $500,000 term life insurance policy while Mr. Welch is employed by the Company, all of which Mr. Welch was entitled to under his employment agreement, and (iii) the Company granted the remaining 280,615 equity awards that were contractually guaranteed to Mr. Welch under his employment agreement on the sole condition in his original agreement that he remained employed by the Company through the end of his contract term. This equity award will vest 20% on February 28, 2015, 60% on July 31, 2015 and 20% on February 28, 2016. Although the timing of the equity grant has been accelerated to effectuate the termination of Mr. Welch’s employment agreement, the vesting schedule of the equity grants approximates the vesting schedule timing set forth in Mr. Welch’s employment agreement. Accordingly, there is no additional value being conveyed to Mr. Welch by making the grant early and there is no reduction in retention incentives for the Company as the original vesting schedule has largely been retained. Thus, the Board of Directors and Compensation Committee believe the accelerated grant of the contractually-guaranteed shares is in the best interest of the Company.

Termination of Mr. Pierson’s Employment Agreement

On November 3, 2011, the Company entered into the previously-disclosed employment agreement with Mr. Pierson to serve as executive vice president and chief financial officer of the Company. Mr. Pierson’s employment agreement had an initial term ending December 31, 2015 and provided for an initial annualized base salary of $600,000 per year. Under the employment agreement, Mr. Pierson was entitled to an initial incentive award totaling 0.3% of the outstanding common stock of the Company on a fully diluted basis on the grant date, 25% of which vested on January 1, 2013 with an additional 25% vesting on each of the second, third and fourth anniversaries of the effective date of the employment agreement, provided that Mr. Pierson continued to be employed by the Company on such dates. Mr. Pierson was also entitled to annual performance awards of up to 0.175% of the outstanding common stock of the Company on a fully diluted basis on the grant date upon the completion of each of the first four fiscal years which were to occur during the term of his employment agreement. These annual performance awards generally vested 50% upon grant with the remaining 50% vesting on the first anniversary of the grant, provided that Mr. Pierson continued to be employed by the Company on such date.

Additionally, on October 30, 2012, the Company entered into the previously-disclosed amendment to Mr. Pierson’s employment agreement to correct an ambiguous provision in the original agreement. The amendment provided for an anti-dilution equity adjustment award at the end of the contract term if, at the end of such term, the total number of shares issued to Mr. Pierson was less than the 1% of the then total number of the Company’s outstanding shares, calculated on a fully diluted basis, as was originally intended by Mr. Pierson and the Company in his employment agreement.

On December 30, 2014, Mr. Pierson and the Company entered into a cancelation agreement that canceled Mr. Pierson’s employment agreement. As consideration for canceling his employment agreement, Mr. Pierson entered into a severance agreement, as described below, and the Company granted the remaining 178,859 equity awards that were contractually guaranteed to Mr. Pierson under his employment agreement on the sole condition in his original agreement that he remained employed by the Company through the end of his contract term. This equity award will vest 20% on February 28, 2015, 60% on July 31, 2015 and 20% on February 28, 2016. While the timing of the equity grant and, to some degree, the vesting thereof, have been accelerated to effectuate the termination of Mr. Pierson’s employment agreement, the Compensation Committee has determined that the accelerated grant and vesting of the contractually-guaranteed shares are in the best interest of the Company and still provide adequate retention incentive for Mr. Pierson.

The sole purpose of the December 2014 grants is to effectuate the termination of the employment agreements of Mr. Welch and Mr. Pierson, as such agreements are no longer necessary or appropriate given the Company’s improved operating results and financial position. In 2015, Mr. Welch and Mr. Pierson will participate in the market-based executive compensation pay structure that will include base pay and performance-based cash and equity incentives as well as each executive’s compliance with the stock ownership guidelines the Company anticipates implementing in 2015 which will require each executive to maintain a minimum level of stock ownership to ensure his interests remain strongly aligned with stakeholders.

The foregoing descriptions of the cancelation agreements for Mr. Welch and Mr. Pierson do not purport to be complete, and are qualified in their entirety by reference to the full text of the cancelation agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this current Report on Form 8-K and are incorporated herein by reference.

Severance Agreements

In connection with the termination of their respective employment agreements as described above, Mr. Welch and Mr. Pierson each entered into a severance agreement with the Company. Under the terms of their respective severance agreements, if the Company terminates Mr. Welch or Mr. Pierson without cause or if either executive terminates his employment for good reason (each as defined in their respective severance agreements), that executive will be entitled to continued payment of his annual base salary as in effect at the time of termination for 24 months, in the case of Mr. Welch, and 18 months, in the case of Mr. Pierson, as well as reimbursement of certain COBRA health premiums for a period of 18 months. In the event of a change of control (as defined in their respective severance agreements), each of Mr. Welch and Mr. Pierson will be entitled to (i) a lump sum payment equal to twice the sum of that executive’s then-current base salary and target bonus in the year of termination, (ii) reimbursement of certain COBRA health premiums for a period of 18 months and (iii) vesting of outstanding equity awards with performance awards vesting at target levels and outstanding options remaining exercisable for 12 months following termination (but not beyond the original term of such options). Each of Mr. Welch and Mr. Pierson will be entitled to participate in the Company’s annual incentive plan and various health and other benefit plans available to senior executives. For a period of 12 months following any termination, Mr. Welch and Mr. Pierson have agreed (i) not to compete with the Company and (ii) not to solicit the Company’s customers or its employees and not to interfere with the Company’s relationships with its suppliers and certain other parties.

The foregoing description of the severance agreements of Mr. Welch and Mr. Pierson does not purport to be complete, and is qualified in its entirety by reference to the full text of the severance agreements, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement Cancelation Agreement, dated as of December 30, 2014, between James L. Welch and the Company.

10.2	Employment Agreement Cancelation Agreement, dated as of December 30, 2014, between Jamie G. Pierson and the Company.

10.3	Severance Agreement, dated as of December 30, 2014, between James L. Welch and the Company.

10.4	Severance Agreement, dated as of December 30, 2014, between Jamie G. Pierson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

Date: January 2, 2015

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